EXHIBIT 24-A

DUKE ENERGY CORPORATION

Power of Attorney

Registration Statement on Form S-3

The undersigned Duke Energy Corporation, a North Carolina corporation, and certain of its officers and/or directors, do each hereby constitute and appoint Robert P. Brace, David L. Hauser, Myron L. Caldwell and Robert T. Lucas III, and each of them, with full power of substitution, to act as attorneys-in-fact for and in the respective names, places, and stead of the undersigned, to execute, seal, sign, and file with the Securities and Exchange Commission a registration statement or registration statements of said Duke Energy Corporation on Form S-3 and any and all amendments thereto (including pre-effective and post-effective amendments or any other registration statement filed pursuant to the provisions of Rule 462(b) under the Securities Act of 1933, as amended (the “Act”)) for the purpose of registering under the Act shares of common stock of Duke Energy Corporation; hereby granting to said attorneys-in-fact, and each of them, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, or proper to be done in and about the premises, as fully to all intents and purposes as the undersigned, or any of them, might or could do if personally present, hereby ratifying and approving the acts of said attorneys-in-fact.

Executed as of the 28th day of October, 2003.

DUKE ENERGY CORPORATION

By:	/s/ R. B. Priory

Chairman and Chief Executive Officer

(Corporate Seal)

ATTEST:

/s/ Edward M. Marsh, Jr.

Assistant Secretary

EXHIBIT 24-A

/s/ R. B. Priory R. B. Priory	Chairman and Chief Executive Officer (Principal Executive Officer and Director)

/s/ Robert P. Brace Robert P. Brace	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Keith G. Butler Keith G. Butler	Senior Vice President and Controller (Principal Accounting Officer)

/s/ G. Alex Bernhardt G. Alex Bernhardt	(Director)

/s/ Robert J. Brown Robert J. Brown	(Director)

/s/ William T. Esrey William T. Esrey	(Director)

/s/ Ann M. Gray Ann M. Gray	(Director)

/s/ George Dean Johnson, Jr. George Dean Johnson, Jr.	(Director)

/s/ Max Lennon Max Lennon	(Director)

/s/ Leo E. Linbeck, Jr. Leo E. Linbeck, Jr.	(Director)

/s/ James G. Martin James G. Martin	(Director)

Michael E. J. Phelps	(Director)

/s/ James T. Rhodes James T. Rhodes	(Director)

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